                                                                     Exhibit 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (expressed in thousands, except share and per share amounts)


                                                                                  Year ended December 31,
                                                                            ----------------------------------------------
                                                                                1996            1995              1994
                                                                            -------------    -------------   -------------
PRIMARY INCOME (LOSS) PER SHARE
Net income(loss)

    Net income(loss)                                                        $     (74,340)   $      29,695   $      56,783
    Deduct dividends on preferred shares                                            7,475            7,476           7,475
                                                                            -------------    -------------   -------------
 Net income(loss) applicable to common stock                                $     (81,815)   $      22,219   $      49,308
                                                                            =============    =============   =============
Shares
 Weighted average number of common
      shares outstanding                                                      229,561,101      227,891,716     223,941,322
 Assuming conversion of 6% convertible debentures                                      --        4,848,261       4,848,485
 Assuming exercise of stock options reduced by the number
 of shares which could have been purchased with the
 proceeds from exercise of such options                                                --          645,005         620,513
                                                                            -------------    -------------   -------------

 Weighted average number of common shares
   outstanding as adjusted                                                    229,561,101      233,384,982     229,410,320
                                                                            =============    =============   =============

 Primary income(loss) per common share                                      $       (0.36)            0.10            0.21
                                                                            =============    =============   =============

FULLY DILUTED INCOME(LOSS) PER SHARE (1)
Net income(loss)                                                            $     (74,340)   $      29,695   $      56,783
                                                                            =============    =============   =============
Shares
 Weighted average number of common
   shares outstanding                                                         229,561,101      227,891,716     223,941,322
 Assuming conversion of 6% convertible debentures                               4,847,515        4,848,261       4,848,485
 Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
   from exercise of such options                                                  494,608          668,376         635,529
 Assuming conversion of preferred stock                                        10,952,534       10,952,600      10,952,600
                                                                            -------------    -------------   -------------
 Weighted average number of common shares outstanding as adjusted           $ 245,855,758      244,360,953     240,377,936
                                                                            =============    =============   =============

Net income(loss) per common share assuming full dilution                    $        0.30    $        0.12   $        0.24
                                                                            =============    =============   =============

ADDITIONAL PRIMARY COMPUTATION (1)
Net income(loss) applicable to common stock as adjusted per
 primary computation above                                                  $     (81,815)
                                                                            ==============

Additional adjustment to weighted average number of shares outstanding:
  Weighted average number of shares outstanding,
    as adjusted per primary computation above                                 229,561,101
  Anti-dilutive effect of outstanding options (as determined
  by the application of the treasury  stock method)                               471,140

  Anti-dilutive effect of conversion of 6%
    convertible debentures                                                      4,847,515
                                                                            -------------
  Weighted average number of shares, as adjusted                              234,879,756
                                                                            =============


Primary earnings per share, as adjusted                                     $       (0.35)
                                                                            =============

(1)       These calculations are submitted in accordance with Regulation S-K
          Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.